FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chief Executive Officer

Arthur L. Herbst, Jr., President

Christine R. Boehning, Chief Financial Officer

(314) 344-0010, Ext. 3133

Young Innovations, Inc. Announces Preliminary Results for the Fourth Quarter and Year

St. Louis, MO., January 24, 2007 – Young Innovations, Inc. (NASDAQ – YDNT) today announced that it expects to report sales of approximately $24.8 million and earnings per share of approximately $0.40 for the fourth quarter ended December 31, 2006. Accordingly, the Company expects that sales and earnings per share for the year ended December 31, 2006 will be approximately $90.8 million and $1.61, respectively. The disappointing results in the fourth quarter relate to lower than expected sales and higher than expected costs from consolidation activities. The Company plans to release the complete results for the fourth quarter of 2006 on February 7, 2007 after the market close. The Company will hold a conference call to review results for the fourth quarter of 2006 and the Company’s plan for 2007 on February 8, 2007 at 11:00 a.m. central time.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.